Exhibit 10.1.5

Execution Version

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), dated as of November 14, 2016, is entered into by and among Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), Network Billing Systems, L.L.C., a New Jersey limited liability company (“Network”), PingTone Communications, Inc., a Delaware corporation (“PingTone”), Fusion BVX LLC, a Delaware limited liability company (“BVX”), Fidelity Telecom, LLC, an Ohio limited liability company (“FTL”), Fidelity Access Networks, Inc., an Ohio corporation (“FANI”), Fidelity Access Networks, LLC, an Ohio limited liability company (“FANL”), Fidelity Connect, LLC, an Ohio limited liability company (“FCL”), and Fidelity Voice Services, LLC, an Ohio limited liability company (“FVSL”), Apptix, Inc., a Florida corporation (“Apptix”, and, together with Borrower, Fusion, Network, PingTone, BVX, FTL, FANI, FANL, FCL and FVSL, collectively, the “Loan Parties” each individually a “Loan Party”), Praesidian Capital Opportunity Fund III, LP, a Delaware limited partnership, as Agent (the “Subordinated Agent”), and East West Bank, a bank organized under the laws of the State of California, as administrative agent under the Senior Credit Agreement (as defined below) (in such capacity “Senior Agent”).

RECITALS: (a) Borrower is entering into the Senior Credit Agreement (as defined below) on the date hereof and the other Loan Parties are guarantying the obligations of Borrower thereunder; (b) Borrower, Subordinated Agent, the other Loan Parties and the lenders named therein are party to that certain Fifth Amended and Restated Securities Purchase Agreement and Security Agreement dated as of the date hereof (the “Subordinated Loan Agreement”); and (c) Borrower, the other Loan Parties and Subordinated Agent are entering into this Agreement to induce Senior Agent and the Senior Secured Parties under the Credit Agreement to enter into the Senior Credit Agreement and the other Senior Documents and extend credit to Borrower thereunder.

NOW THEREFORE, in consideration of the premises and any loan or other credit extension now or hereafter made by Senior Agent or any other Senior Secured Party to or for the benefit of Borrower or the other Obligors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Definitions; Etc. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Senior Credit Agreement. In addition to the terms defined elsewhere herein, the following terms shall have the following respective meanings:

“Aggregate Amount” shall have the meaning set forth in the definition of AHYDO Payments.

“AHYDO Payments” means, on any interest payment date in respect of the Subordinated Notes following the fifth anniversary of the issue date of the Subordinated Notes, payment of an additional amount on the Subordinated Debt equal to the excess, if any, of the Aggregate Amount (defined below) over the Maximum Accrual (defined below) if the aggregate amounts which would be includible in gross income of any holder of the Subordinated Debt with respect to such Subordinated Debt for all periods ending on or before such interest period date (the “Aggregate Amount”) would exceed an amount equal to the sum of (A) the aggregate amount of interest to be paid (within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended or otherwise modified from time to time (the “IRC”)) on the Subordinated Debt (determined without regard to the amounts payable under this provision) before such interest period date and (B) the product of the issue price of the Subordinated Debt (as defined in sections 1273(b) and 1274(a) of the IRC) and its yield to maturity (interpreted in accordance with section 163(i) of the IRC) (such sum being the “Maximum Accrual”).

“Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended and in effect from time to time and regulations issued from time to time thereunder.

“Collateral” means the “Collateral” as defined in the Senior Credit Agreement and any Senior Document or any other assets of any Obligor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Senior Document as security for any Senior Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of Senior Agent or any Senior Secured Party.

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“Collection Action” means (a) to declare due and payable, demand, sue for, take or receive from or on behalf of any one or more of the Obligors, by payment (in cash, property, by setoff or otherwise), set off or in any other manner, the whole or any part of any moneys that may now or hereafter be owing by any one or more of the Obligors with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against any one or more of the Obligors to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) enforce any of the rights and remedies under any Subordinated Notes or applicable law with respect to any Subordinated Debt or Subordinated Notes, (c) to accelerate any Subordinated Debt, (d) to exercise any put or similar option with respect to any Subordinated Debt or to cause any one or more of the Obligors to honor any redemption or mandatory prepayment obligation under any Subordinated Note, (e) to take as collateral security for the Subordinated Debt, or to take any action to enforce, any Lien upon any assets or property of any one or more of the Obligors, to take possession or control of any such assets or property or to exercise any right or remedy with respect to any such assets or property (including exercising voting rights in respect of equity interests comprising Collateral), (f) to commence (or join with another Person in commencing) any action or proceeding to facilitate the actions described in clause (e), or (g) to file (or join with others in filing in the absence of joinder by Senior Agent and each Senior Secured Party, including the filing of any petition), commence or join (unless Senior Agent and each Senior Secured Party shall have joined or shall concurrently join therein) any involuntary Proceeding.

“DIP Financing” shall have the meaning ascribed to it in Section 4(d) below.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Obligor or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property.

“Exercise Period” shall have the meaning ascribed to it in Section 19(a) below.

“Existing DACAs” shall mean, collectively, (i) that certain Deposit Account Control Agreement, dated as of September 21, 2015, by and among KeyBank National Association, as depository bank, Network, Opus Bank, as first lien secured party, and Subordinated Agent, as second lien secured party, and (ii) any other deposit account control agreement in favor of Subordinated Agent with respect to deposit accounts maintained by any of the Loan Parties with any bank other than Senior Agent.

“Hedging Obligations” shall have the meaning set forth in the definition of Senior Debt.

“Junior Adequate Protection Liens” shall have the meaning ascribed to it in Section 4(f) below.

“Letter of Credit Obligations” shall have the meaning set forth in the definition of Senior Debt.

“Maximum Accrual” shall have the meaning set forth in the definition of AHYDO Payments.

“Obligors” means the Loan Parties, each other Person which has granted a security interest pursuant to any Senior Document to secure any Senior Obligations, each other Person which has granted a security interest pursuant to any Subordinated Document to secure any Subordinated Obligations, each other Person which has guaranteed all or any portion of the Senior Obligations, and, each other Person which has guaranteed all or any portion of the Subordinated Obligations.

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“Paid in Full” means, with respect to the Senior Debt, such time when (a) the aggregate amount of all Senior Debt (including, all Hedging Obligations) has been paid in full in cash (or other consideration acceptable to Senior Agent in its sole discretion); provided that Hedging Obligations or Letter of Credit Obligations shall have been cash collateralized in the amounts required under the Senior Documents, and Senior Agent and each Senior Secured Party has received satisfactory indemnity for items such as bounced checks and other matters that may arise after termination of the Senior Documents, except for contingent indemnification obligations to the extent no claim giving rise thereto has been asserted or, in the reasonable opinion of Senior Agent, is likely to be asserted. For the avoidance of doubt such unasserted contingent indemnification claims shall not include (i) Hedging Obligations, (ii) principal, interest and fees, and (iii) each Obligor’s contingent obligation to reimburse Senior Agent and each Senior Secured Party for any drawing under or other amounts due with respect to a Letter of Credit, and (b) all commitments and obligations of Senior Agent and each Senior Secured Party to make Loans, issue Letters of Credit, interest rate or other swaps or other extensions of credit or financial accommodations under the Senior Documents have been terminated.

“Permitted Payments” means (a) regularly scheduled monthly payments of interest accruing on the original principal amount of the Subordinated Notes at the rate per annum set forth in the Subordinated Debt Documents as of the date hereof (or as amended in accordance with Section 10(b) of this Agreement), (b) the payment of reasonable out-of-pocket costs and expenses of counsel to the Subordinated Creditors incurred by the Subordinated Creditors in connection with the transactions occurring on the date hereof, (c) the payment of reasonable out-of-pocket costs and expenses in each case as and when due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents in an amount not to exceed (i) in the absence of an event of default under the Subordinated Debt Documents, $75,000 per annum or (ii) during the continuance of an event of default under the Subordinated Debt Documents, $250,000 per annum (provided that the payment of any such costs and expenses in excess of $75,000 shall be subject to the prior approval of Senior Agent, such approval not to be unreasonably withheld) (the “Subordinated Debt Costs and Expenses”), (d) the payment of an amendment fee on the date hereof in an amount not to exceed $25,000, (e) the payment of an advisory fee in an amount not to exceed $250,000, $100,000 of which will be paid on the Closing Date and the remaining portion of which will be paid in the subsequent three months in three equal monthly installments of $50,000 each on the first Business Day of each such month (the “Advisory Fee”), (f) the issuance of Reorganization Subordinated Securities, (g) payment of AHYDO Payments, and (h) mandatory prepayment of the Subordinated Debt, together with any prepayment premium as provided in the Subordinated Notes, 5 days after the occurrence of a “Liquidity Event” (as defined in the Subordinated Loan Agreement on the date hereof, or as amended in accordance with Section 10(b)) so long as Senior Secured Parties are Paid in Full or have consented to such Liquidity Event in writing.

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“Proceeding” means any receivership, conservatorship, general meeting of creditors, insolvency, restructuring or case filed under the Code, assignment for the benefit of creditors or any proceeding or action by or against any one or more of the Obligors for any relief under the Code, any insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, any one or more of the Obligors or any substantial part of its or their respective properties or assets, including, without limitation, proceedings under the Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

“Purchase Notice” shall have the meaning ascribed to it in Section 19(a) below.

“Pre-Closing Period” shall have the meaning ascribed to it in Section 19(b) below.

“Reorganization Subordinated Securities” means any debt or equity securities of any Obligor that are distributed to the Subordinated Creditors in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

“Secured Claim” means a “secured claim” within the meaning of such term in Section 506(a) of the Code (as presently in effect).

“Senior Adequate Protection Liens” shall have the meaning ascribed to it in Section 4(f) below.

“Senior Covenant Default” means any “Event of Default” under the Senior Documents (other than a Senior Payment Default).

“Senior Credit Agreement” means, collectively, that certain Credit Agreement dated as of November 14, 2016 among Borrower, Senior Agent and the Lenders party thereto from time to time, as from time to time amended, restated, renewed, supplemented or otherwise modified from time to time at the option of the parties thereto subject to the restrictions thereon contained herein, and any successor to or replacement or refinancing of such agreement with respect to the credit facilities evidenced thereby by any Senior Secured Party, Senior Agent or any other lender or group of lenders, as each such successor or replacement may from time to time be entered into, amended, renewed, supplemented or otherwise modified subject to the restrictions thereon contained herein, including any loan or credit agreement or order authorizing or documenting debtor in possession financing by Senior Agent or any Senior Secured Party or such other lenders in a Proceeding.

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“Senior Debt” means, collectively, but without duplication, all existing and future (a) Obligations (as defined in the Senior Credit Agreement), Guaranteed Obligations (as defined in each Guaranty), and all principal of the Loans (as defined in the Senior Credit Agreement) and of any DIP Financing, interest on the foregoing (including interest that accrues after the commencement of a Proceeding of any Obligor, whether or not allowed or allowable as a claim in any such proceeding), and other extensions of credit under the Senior Documents, including DIP Financing in a Proceeding by Senior Agent, any Senior Secured Party or any other lender or group of lenders including Senior Agent, (b) bankers acceptances, interest rate swap, cap, floor or collar agreements, overdraft and similar obligations arising in connection with cash management services, obligations arising under any Treasury Management Agreement, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangements or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies (collectively, “Hedging Obligations”), and (c) any and all other costs, fees, indemnifications, damage claims, expenses (including, without limitation, fees and expenses of attorneys, consultants and advisors) and other amounts payable by any one or more of the Obligors under the Senior Documents provided, however, that in no event shall (1) the sum of (A) the principal amount of the Loans, plus (B) the principal amount of the DIP Financing, plus (C) the face amount of undrawn letters of credit issued and outstanding under the Senior Documents (the “Letter of Credit Obligations”) exceed (2) the amount (such amount being the “Senior Debt Limit”) of the difference of (X) the sum of (i) 110% (not to exceed $5,500,000) of the principal amount of the Revolving Loan Commitment (as defined in the Senior Credit Agreement as in effect on the date hereof), plus (ii) 110% (not to exceed $71,500,000) of the principal amount of the Term Loans, as defined in, and to the extent advanced in accordance with the terms of the Senior Credit Agreement (as in effect on the date hereof), minus (Y) the amount of any permanent reductions in any Revolving Loan Commitment under the Senior Credit Agreement (other than any reduction of any Revolving Loan Commitment in connection with a refinancing thereof) and (without duplication of any commitment reduction) any repayments and prepayments of the principal amount of any Loan or DIP Financing, to the extent that such repayments and prepayments may not be reborrowed under the Senior Credit Agreement (other than any repayments or prepayments in connection with a refinancing thereof). For the avoidance of doubt, Hedging Obligations shall not be subject to the Senior Debt Limit.

“Senior Debt Limit” shall have the meaning set forth in the definition of Senior Debt.

“Senior Default” shall mean any Senior Payment Default or Senior Covenant Default.

“Senior Default Notice” shall mean a written notice from Senior Agent to Subordinated Agent, with a copy sent to the Loan Parties in accordance with the Senior Credit Agreement, pursuant to which Subordinated Agent is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default and states that it is a “Senior Default Notice” within the meaning of this Agreement that is intended to commence a payment blockage period under this Agreement.

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“Senior Documents” means, collectively, the Senior Credit Agreement, each Guaranty, the Pledge and Security Agreement, each Secured Treasury Management Agreement, each Swap Contract relating to a Secured Hedging Obligation, and each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, indemnity deed of trust, loan agreement, hypothecation agreement, indemnity agreement, letter of credit, letter of credit application, assignment, bankers acceptance, interest rate swap, cap, floor or collar agreement, overdraft obligation, currency agreement, currency spot, foreign exchange and forward contract or similar arrangement or agreements providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies, or any other document (whether similar or dissimilar to any of the foregoing) heretofore, now or hereafter executed and delivered by any one or more of the Obligors or any other Person, singly or jointly with such Person or Persons, in connection with the Senior Debt or to or for the benefit of Senior Agent or any Senior Secured Party, including, without limitation, the Loan Documents all as originally executed and as amended, modified, restated, extended, renewed, refinanced or replaced from time to time, and any agreements, documents and instruments entered into in connection with a refunding, refinancing, or replacement of all or any Senior Debt, whether by the same or any other group of lenders, as such agreements may be amended, modified, restated, renewed, refinanced or replaced or otherwise modified from time to time in accordance with terms of this Agreement.

“Senior Payment Default” means any “Event of Default” under the Senior Documents resulting from the failure of Borrower to pay, when due or declared due, any principal, interest, fees or other obligations under the Senior Documents, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

“Senior Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Subordinated Creditors” means the Subordinated Agent, each of the “Lenders” (as defined in the Subordinated Loan Agreement), each other holder of any Subordinated Debt, and each other Person granted a Lien under any of the Subordinated Debt Documents.

“Subordinated Debt” means, collectively, all Indebtedness owed by one or more of the Obligors to the Subordinated Creditors (or any of them), whether now existing or hereafter created or acquired, including, without limitation, all principal, interest and premium (if any), expenses, fees and other amounts owing under the Subordinated Debt Documents.

“Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Agent and/or the Subordinated Creditors to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt.

“Subordinated Debt Documents” means, collectively, (a) all promissory notes issued at any time by any one or more of the Obligors in favor of any Subordinated Creditor, (b) the Subordinated Loan Agreement, and (c) all other documents, agreements and instruments entered into by any of the parties to any of the foregoing in replacement of or connection therewith, in each case as originally executed and as amended, modified, extended, renewed, refinanced or replaced from time to time in accordance with the terms of this Agreement.

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“Subordinated Debt Costs and Expenses” shall have the meaning set forth in the definition of Permitted Payments.

“Subordinated Debt Default Notice” means a written notice from Subordinated Agent to Senior Agent pursuant to which Senior Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of the Subordinated Debt Default.

2.            Subordination. All Subordinated Debt is hereby made expressly subordinate and junior to all Senior Debt (subject to the Senior Debt Limit) to the extent and in the manner set forth in this Agreement, and the Subordinated Agent, on behalf of itself and the Subordinated Creditors, hereby subordinates to Senior Agent and the Senior Secured Parties any security interest or Lien that Subordinated Agent or any other Subordinated Creditor may have or may acquire in any property of any of the Obligors and agrees not to take any Collection Action except as provided in this Agreement, in each case until such Senior Debt is Paid in Full. The payment by any one or more of the Obligors of any and all Subordinated Debt shall be subordinate and subject in priority and right of payment, to the extent and in the manner hereinafter set forth, to the Senior Debt (subject to the Senior Debt Limit) until such Senior Debt is Paid in Full.

3.            Payment Limitations.

(a)         Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby agrees that no Subordinated Creditor will, directly or indirectly ask, demand, sue for, take or receive from any Obligor, and each Obligor party hereto hereby agrees that it shall not remit, make or pay, directly or indirectly, in each case by setoff or in any other manner (whether in cash, property, securities or other form), the whole or any part of any of the Subordinated Debt (whether such amounts represent principal or interest, or obligations that are due or not due, direct or indirect, absolute or contingent) or any payment (whether of principal, interest or any other obligation) or other Distribution on the Subordinated Debt, including, without limitation, the taking of any negotiable instruments evidencing any of the Subordinated Debt, but excluding the accrual (but not payment) of default interest of up to 5% per annum charged during the continuance of a Subordinated Debt Default on the Subordinated Debt, and the issuance of Reorganization Subordinated Securities. Notwithstanding the foregoing sentence, the Obligors may make and Subordinated Agent and Subordinated Creditors may accept and retain, except as provided in Section 4, Permitted Payments, unless, at the time of and after giving effect to, such Permitted Payment:

(i)       Subordinated Agent shall have received a Senior Default Notice from Senior Agent stating that a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

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(ii)       subject to paragraph (d) of this Section 3, (A) any Loan Party and Subordinated Agent shall have received a Senior Default Notice from Senior Agent stating that a Senior Covenant Default exists, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received by Subordinated Agent, except that this clause (ii) shall not apply to any Permitted Payments consisting of Subordinated Debt Costs and Expenses or the Advisory Fee; or

(iii)      the commencement of a Proceeding has occurred, in which case the provisions of Section 4 hereof shall apply.

(b)          The Obligors may resume Permitted Payments (and may make any Permitted Payments missed due to the application of paragraph (a) of this Section 3) in respect of the Subordinated Debt or any judgment with respect thereto:

(i)        in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this Section 3, upon a cure or waiver thereof; or

(ii)       in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this Section 3, upon the earlier to occur of (A) the cure or waiver of all such Senior Covenant Defaults or (B) the expiration of such period of 180 days.

(c)           No Senior Default shall be deemed to have been waived for purposes of this Section 3 unless and until the Obligors shall have received a written waiver from Senior Agent.

(d)           Notwithstanding any provision of this Section 3 to the contrary:

(i)        the Obligors shall not be prohibited from making, and Subordinated Agent and the Subordinated Creditors shall not be prohibited from receiving, Permitted Payments under clause (ii) of paragraph (a) of this Section 3 based on a Senior Default Notice solely referring to one or more Senior Covenant Defaults for more than an aggregate of 180 days within any period of 360 consecutive days;

(ii)       no Senior Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) of this Section 3 shall be used as a basis for any subsequent Senior Default Notice; provided that a violation of the same covenant as of a later date shall constitute a separate and distinct Senior Covenant Default;

(iii)      no more than 6 Senior Default Notices in the aggregate solely in respect of Senior Covenant Defaults may be issued during the term of this Agreement; and

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(iv)      the failure of the Obligors to make any Distribution with respect to the Subordinated Debt by reason of the operation of this Section 3 shall not prevent the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; provided that no Collection Action may be taken by Subordinated Agent or any Subordinated Creditor except as provided in this Agreement.

The provisions of this Section 3 shall not apply to a payment with respect to which Section 4(b) is applicable. For the avoidance of doubt, delivery to Subordinated Agent of a copy of the notice given by Senior Agent to any Obligor regarding (a) the occurrence of any default or event of default under the Senior Documents (including any demand for payment of the Senior Debt following any such default or event of default), (b) the acceleration of all or any portion of the Senior Debt, and (c) the assignment of all or any portion of the Senior Debt (together with the name and address of the assignee) shall not, unless expressly stated therein, be deemed to be a Senior Default Notice or to commence a payment blockage period.

4.            Proceedings. In the event of any Proceeding:

(a)          All Senior Debt shall first be Paid in Full before any Distribution (other than Reorganization Subordinated Securities), whether in cash, securities or other property, shall be made to Subordinated Agent or any Subordinated Creditor on account of any Subordinated Debt.

(b)          Any Distribution (other than Reorganization Subordinated Securities), whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Documents) until all Senior Debt is Paid in Full. Subordinated Agent, individually and on behalf of the Subordinated Creditors, irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent.

(c)          Subordinated Agent, individually and on behalf of the Subordinated Creditors, agrees not to initiate, prosecute or participate in any claim, action, objection or other proceeding challenging the enforceability, validity, extent, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt. Senior Agent, individually and on behalf of the Senior Secured Parties, agrees not to initiate, prosecute or participate in any claim, action, objection or other proceeding challenging the enforceability, validity, extent, perfection or priority of the Subordinated Debt or any liens and security interests securing the Subordinated Debt.

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(d)          Subordinated Agent, in its capacity as the holder of a Secured Claim, on behalf of itself and Subordinated Creditors, agrees that Senior Agent may consent to the use of cash collateral or provide (or consent to any other Person providing) financing to any Obligor or trustee (in each case, “DIP Financing”) on such terms and conditions and in such amounts (subject to the Senior Debt Limit) as Senior Agent, in its sole discretion, may decide and, in connection therewith, each Obligor (or trustee) may grant to Senior Agent (or such other Person providing financing), liens and security interests upon all of its property, which liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Secured Parties (or such other Persons providing financing) during the Proceeding and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Agent or any Subordinated Creditor on the property of any Obligor; provided, however, that Subordinated Agent may object to any DIP Financing in its capacity as the holder of a Secured Claim to the extent that the principal amount thereof, together with the aggregate principal amount of Senior Debt outstanding immediately after giving effect to any payment thereof with the proceeds of such DIP Financing, would exceed the Senior Debt Limit. If Senior Agent is granted adequate protection in the form of additional or replacement Collateral, Subordinated Agent may seek adequate protection in the form of a Junior Adequate Protection Lien in accordance with Section 4(e) below, and neither Senior Agent nor any Senior Secured Party will object to or oppose the granting of such lien to Subordinated Agent (provided that any failure of Subordinated Agent to obtain such adequate protection shall not impair or otherwise affect the agreements, undertakings and consents of Subordinated Agent pursuant to this Section 4(d)). In addition, Subordinated Agent, in its capacity as the holder of a Secured Claim, for itself and on behalf of the Subordinated Creditors, agrees that it will not object to or oppose, and will consent to, a sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Agent and the Subordinated Creditors under Section 363 of the Code or any other provision of the Code if Senior Agent has consented to such sale or disposition; provided, that Subordinated Agent shall have the right to object to the further use of the net proceeds of such sale or other disposition unless such net proceeds are applied to reduce the amount of Senior Debt outstanding. None of Subordinated Agent or any other Subordinated Creditor shall, directly or indirectly, seek to provide any financing in any Proceeding secured by liens equal or senior to the liens securing the Senior Debt without Senior Agent’s prior written consent. Any claim of Subordinated Agent or any Subordinated Creditor arising during a Proceeding shall constitute Subordinated Debt under this Agreement. Subordinated Agent, on behalf of itself and the Subordinated Creditors, waives any claim it may now or hereafter have arising out of Senior Agent’s election, in any Proceeding instituted under the Code, of the application of Section 1111(b)(2) of the Code, the agreement of Senior Agent to any “carve-out” or the consent by Senior Agent to any borrowing or grant of a security interest under Section 364 of the Code by any Obligor, as debtor in possession. Subordinated Agent, in its capacity as the holder of a Secured Claim, for itself and on behalf of the Subordinated Creditors, agrees not to (1) assert any rights under Sections 362, 363 or 364 of the Code with respect to the Collateral, including any rights it may have to “adequate protection” of Subordinated Agent’s or any Subordinated Creditor’s interest in any Collateral in any Proceeding (except with respect to a Junior Adequate Protection Lien authorized by this section), (2) oppose or object to any adequate protection sought by or granted to Senior Agent or any Senior Secured Party with respect to the Collateral, (3) initiate or prosecute or join with any other Person to initiate or prosecute any claim, action, objection or other proceeding opposing a motion by Senior Agent or any Senior Secured Party to lift the automatic stay, (4) seek the dismissal or conversion of a Proceeding, (5) seek the appointment of a trustee, receiver or examiner in a Proceeding, or (6) seek to have the automatic stay of Section 362 of the Code (or any similar stay under any other applicable law) lifted or modified with respect to the Collateral.

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(e)          Notwithstanding anything in Section 4(d) to the contrary but subject to the other express provisions of this Agreement, in any Proceeding involving any Obligor, Subordinated Agent may exercise rights and remedies generally available to holders of unsecured claims against such Obligor and otherwise in accordance with the Subordinated Debt Documents and applicable law. In furtherance of the foregoing, Subordinated Agent shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Obligors arising under either the Code or applicable non-bankruptcy law, in each case if not otherwise in contravention of the other express terms of this Agreement, including any right to object to the sale or use of property under Section 363 of the Code and/or any financing under Section 364 of the Code solely to the extent such objection could be asserted by the holder of an unsecured claim against any Obligor; provided, however, that in the exercise of such rights or interests, Subordinated Agent, for itself and on behalf of the Subordinated Creditors, shall not vote in favor of any plan of reorganization, or file any objection or other pleading, so as to (i) contest the validity of the Senior Debt or any Lien securing the Senior Debt, (ii) contest the rights of Senior Agent or any Senior Secured Party established in any Senior Document or the enforceability of any of the Senior Documents, (iii) contest the priority position of Senior Agent or each Senior Secured Party over Subordinated Agent and all Subordinated Creditors created by this Agreement or otherwise contest the obligations of Subordinated Agent and all Subordinated Creditors hereunder, (iv) otherwise provide for any terms that conflict with the terms of this Agreement unless Senior Agent and all Senior Secured Parties have approved such plan in writing (including, without limitation, objecting to the sale or use of property under Section 363 of the Code and/or any financing under Section 364 of the Code to the extent that Subordinated Agent and Subordinated Creditors, in their capacity as secured creditors, are prohibited from doing so under Section 4(d) of this Agreement), or (vi) take any position or action available only to a secured creditor which would have directly or indirectly any of the following effects: (1) effecting a cram-down of the Senior Debt over the rejection of the Senior Agent or Senior Secured Parties, (2) blocking current payment of any obligation in respect of Senior Debt, or (3) opposing or objecting to any sale or lease of any Collateral and/or sale of any Equity Interests that has been consented to by the holders of Senior Debt.

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(f)            Notwithstanding the foregoing provisions in Section 4(d), in any Proceeding, if Senior Agent is granted any “replacement liens” as adequate protection for its interest in the Collateral (“Senior Adequate Protection Liens”), Subordinated Agent may seek (and Senior Agent shall not oppose) adequate protection of its interests in the Collateral, in the form of (i) replacement liens on the additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all liens securing the Senior Debt (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by Senior Agent) and any liens securing debtor-in-possession financing provided by Senior Agent and Senior Secured Parties or by any other Person with the consent of Senior Agent and Senior Secured Parties on the same basis as the other liens securing the Subordinated Debt are so subordinated under this Agreement and (ii) superpriority claims under Section 507(b) of the Code (it being agreed and understood that any such claim under Section 507(b) of the Code shall constitute Subordinated Debt under this Agreement); provided, in all cases that Subordinated Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Code, in any stipulation and/or order granting such adequate protection, that any such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such junior superpriority claims.

(g)           Subordinated Agent agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Senior Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Agent promptly to do so prior to 10 days before the expiration of the time to file any such proof of claim; provided, that Senior Agent shall have no obligation to execute, verify, deliver, and/or file, and no authority to vote, any such proof of claim.

(h)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Agent, Senior Secured Parties, Subordinated Agent and the Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

(i)            The parties acknowledge and agree that (i) the claims and interests of Senior Agent and Senior Secured Parties under the Senior Documents are substantially different from the claims and interests of Subordinated Agent and the Subordinated Creditors under the Subordinated Debt Documents and (ii) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Code. It is acknowledged and agreed that this Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Code.

(j)            None of Subordinated Agent or any other Subordinated Creditor shall oppose or seek to challenge any claim by Senior Agent or any Senior Secured Party for allowance in any Proceeding of Senior Debt consisting of post-petition interest to the extent of the value of the Lien of Senior Agent on behalf of the Senior Secured Parties on the Collateral or any other Senior Secured Party’s Lien, without regard to the existence of the Liens of Subordinated Agent on behalf of Subordinated Creditors on the Collateral.

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5.            Subordinated Debt Standstill Provisions.

(a)          Until the Senior Debt is Paid in Full, Subordinated Agent and Subordinated Creditors shall not, without the prior written consent of Senior Agent, take any Collection Action with respect to the Subordinated Debt until the earliest to occur of the following and in any event no earlier than ten days after Senior Agent’s receipt of written notice of Subordinated Agent’s intention to take any such Collection Action:

(i)        acceleration of all or any portion of the Senior Debt; provided, however, if, within 60 days after any such acceleration of the Senior Debt, such acceleration is rescinded, then any acceleration of the Subordinated Debt shall also be deemed automatically rescinded and any Collection Action commenced by Subordinated Agent and Subordinated Creditor shall also be immediately discontinued;

(ii)       the passage of 150 days from the delivery of a Subordinated Debt Default Notice to Senior Agent if any Subordinated Debt Default described therein shall not have been cured or waived within such period so long as, at least ten (10) days prior to the date on which Subordinated Agent intends to take such Collection Action, Senior Agent has received written notice from Subordinated Agent (which notice may be given prior to the end of such 150-day period) of Subordinated Agent’s intention to take such Collection Action; provided that (A) if a Subordinated Default which is the subject of any such notice has been cured or waived within such 150-day period, the applicable notice shall be deemed automatically rescinded and shall have no further force or effect and any acceleration in respect of such Subordinated Default shall be deemed automatically rescinded and any Collection Action commenced by Subordinated Agent and Subordinated Creditor shall also be immediately discontinued, and (B) a Subordinated Default which, to the actual knowledge of Subordinated Creditor, exists at or prior to the giving of any such notice may not serve as the basis for a subsequent notice by Subordinated Creditor under this clause (ii); or

(iii)      a Proceeding involving any Obligor (other than any such Proceeding initiated by a Subordinated Creditor).

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(b)          Notwithstanding anything to the contrary contained in this Agreement or in any of the Subordinated Debt Documents, until the Senior Debt has been Paid in Full, Subordinated Agent and Subordinated Creditors shall not, without the prior written consent of Senior Agent, take any Collection Action with respect to the Collateral or any property or assets of any Obligor securing the Subordinated Debt or take any Collection Action with respect to the Collateral if the Senior Agent has commenced and is diligently pursuing the collection of the Senior Debt and the enforcement or liquidation of the Collateral securing the Senior Debt; provided, that this sentence shall not be construed to limit or impair in any way the right of any Subordinated Creditor to: (1) bid for, or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Person other than the Subordinated Agent or a Subordinated Creditor, so long as the Senior Debt is Paid in Full with the proceeds of such bid or a higher competing bid at such foreclosure, (2) join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by Senior Agent for the sole purpose of creating, perfecting, preserving or protecting such Subordinated Agent’s security interest in the Collateral, (3) receive any remaining proceeds of Collateral after the Senior Debt has been Paid in Full, (4) file a claim, proof of claim or statement of interest with respect to all or any of the Subordinated Debt in any Proceeding, (5) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Subordinated Agent or any Subordinated Creditor relating to the Subordinated Debt, in each case in accordance with the terms of this Agreement, (6) file any financing statement or amendment necessary to perfect or continue the perfection of the subordinated security interests of Subordinated Agent, and (7) vote on any plan of reorganization, make other filings and make any arguments and motions in any Proceeding as authorized by Section 4 above.

(c)          Without limiting the provisions of Section 2, Section 3, or Section 4 above, (i) until the Senior Debt has been Paid in Full, all Distributions or other proceeds of Collection Actions and/or any Collateral obtained by Subordinated Agent or any Subordinated Creditor (other than Reorganization Subordinated Securities) shall in any event be held in trust by it for the benefit of Senior Agent and promptly be paid or delivered to Senior Agent in the form received, (ii) subject to the proviso to Section 5(b), if any disposition of any Collateral or any assets of any Obligor is permitted under the terms of the Senior Documents or is consented to by Senior Agent, in each case that results in the release of the security interests and liens securing the Senior Debt, Subordinated Agent, on behalf of itself any the Subordinated Creditors, shall be deemed to have consented under the Subordinated Documents to such disposition free and clear of any security interests and liens securing the Subordinated Debt (excluding any portion of the proceeds of such Collateral remaining after the Payment in Full of the Senior Debt) and to have waived the provisions of the Subordinated Documents to the extent necessary to permit such disposition, and (iii) until the Senior Debt has been Paid in Full, neither Senior Agent nor any Senior Secured Party shall have any obligation whatsoever to account for, allocate or deliver to Subordinated Agent or any Subordinated Creditor any proceeds or distributions received by Senior Agent or such Senior Secured Party as a result thereof.

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6.            Payments in Contravention of this Agreement; Subrogation. Any payment made by any one or more of the Obligors and received by Subordinated Agent or any Subordinated Creditor in violation of any provision of this Agreement shall be held in trust by Subordinated Agent or such Subordinated Creditor for Senior Agent and the Senior Secured Parties and shall be promptly delivered, in kind, to Senior Agent to the extent necessary to pay in full all Senior Debt in accordance with its terms. Upon all Senior Debt being Paid in Full, Subordinated Agent, for itself and Subordinated Creditors, shall be subrogated to all rights of Senior Agent and each Senior Secured Party to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full but only to the extent of payments on the Subordinated Debt paid to Senior Agent and any Senior Secured Party pursuant to this Agreement and subject to the terms of any other subordination or comparable agreement applicable to the Subordinated Debt. For purposes of Subordinated Agent’s subrogation rights hereunder, payments to Senior Agent and any Senior Secured Party with respect to the Senior Debt that Subordinated Agent and Subordinated Creditors would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Agreement shall not, as between any Obligor, its creditors (other than Senior Agent and any Senior Secured Party), Subordinated Agent and Subordinated Creditors, be deemed payments with respect to the Senior Debt, but rather shall be deemed payments with respect to the Subordinated Debt, it being understood that the provisions of this Agreement are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand.

7.            Concerning Collateral in Control or Possession.

(a)           In the event that Subordinated Agent or any Subordinated Creditor takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any certificated securities or other Collateral for purposes of perfecting its liens and security interests therein, Subordinated Agent or such Subordinated Creditor shall promptly deliver same to Senior Agent, for the benefit of itself and the Senior Secured Parties, and, prior to such delivery, be deemed to be holding such Collateral also as representative for the Senior Agent and the Senior Secured Parties, solely for purposes of perfection of Senior Agent’s liens and security interests under the UCC; provided that Subordinated Agent and Subordinated Creditors shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Senior Agent or Senior Secured Parties. It is understood and agreed that this Section 7(a) is intended solely to assure continuous perfection of the liens and security interests granted under the Senior Documents, and nothing in this Section 7(a) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of Subordinated Agent and Subordinated Creditors under this Section 7(a) shall be mechanical and administrative in nature, and Subordinated Agent and Subordinated Creditors shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the Senior Agent or Senior Secured Parties. Senior Agent, Subordinated Agent and the Loan Parties shall use commercially reasonable efforts to enter into, following the Closing Date, four-party control agreements with East West Bank covering any new deposit accounts of the Loan Parties that are established at East West Bank prior to or following the Closing Date (the “New DACAs”), which shall be in form and substance reasonably satisfactory to Subordinated Agent and Senior Agent. Following the execution and delivery of the New DACAs, Subordinated Agent shall use commercially reasonable efforts to cooperate in the termination of the deposit account control agreements in place on the Closing Date (excluding any New DACAs). Prior to the notification to Subordinated Agent that Senior Agent has obtained the execution and delivery of the New DACAs, upon receipt by Subordinated Agent of a copy of any notice of default sent by Senior Agent to a Loan Party, Subordinated Agent agrees to act solely in accordance with the written direction of the Senior Agent in exercising any and all control rights, including the right to block or make withdrawals and direct the investment of deposits, under each Existing DACA. The Loan Parties hereby (i) agree to indemnify, defend and hold Subordinated Agent harmless from any and all loss, liability or expense (including reasonable fees and disbursements of counsel) arising out of Subordinated Agent’s following of Senior Agent’s direction or instruction pursuant to the immediately preceding sentence other than loss, liability and expense caused by the gross negligence or willful misconduct of Subordinated Agent and (ii) waive any claim against Subordinated Agent arising out of Subordinated Agent’s following of Senior Agent’s direction or instruction pursuant to the immediately preceding sentence other than for the gross negligence or willful misconduct of Subordinated Agent, provided that (A) the Subordinated Agent shall be deemed not to have committed gross negligence or willful misconduct if it acts in accordance with the direction or instruction of the Senior Agent in accordance with the immediately preceding sentence and (B) nothing herein shall waive any claim that the Loan Parties may have against the Senior Agent if the Senior Agent provides a direction or instruction to the Subordinated Agent that violates the terms of the Senior Documents.

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(b)          In the event that Senior Agent takes possession of or has “control” (as such term is used in the UCC as in effect in each applicable jurisdiction) over any certificated securities or other Collateral for purposes of perfecting its liens and security interests therein, Senior Agent shall be deemed to be holding such certificated securities or other Collateral also as representative for the Subordinated Agent and the Subordinated Creditors, solely for purposes of perfection of its liens and security interests under the UCC; provided that Senior Agent shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Subordinated Agent. Promptly following the Senior Debt being Paid in Full, Senior Agent shall, upon the request of Subordinated Agent, deliver the remainder of the Collateral, if any, in its possession to Subordinated Agent or its designee (except as may otherwise be required by applicable law or court order). It is understood and agreed that this Section 7(b) is intended solely to assure continuous perfection of the liens and security interests granted under the Subordinated Debt Documents, and nothing in this Section 7(b) shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement. The duties of Senior Agent under this Section 7(b) shall be mechanical and administrative in nature, and Senior Agent shall not have, or be deemed to have, by reason of this Agreement or otherwise a fiduciary relationship in respect of the Subordinated Agent.

8.            Legend. Subordinated Agent, Subordinated Creditors and the Obligors shall conspicuously mark each Subordinated Debt Document with the following legend:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the agent pursuant to this agreement and the exercise of any right or remedy by the agent hereunder are subject to the provisions of the Subordination Agreement, dated as of November 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), among East West Bank, as Senior Agent and Praesidian Capital Opportunity Fund III, LP, as Subordinated Agent. In the event of any conflict between the terms of the Subordination Agreement and this agreement, the terms of the Subordination Agreement shall govern and control.”

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By the execution of this Agreement, Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby authorizes Senior Agent to amend any financing statements filed by or on behalf of Subordinated Agent or any Subordinated Creditor against any Obligor as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and East West Bank, as Senior Agent, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of East West Bank, as Senior Agent, in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and East West Bank.”

9.            Cumulative Rights; No Waivers; Termination. Each and every right, remedy and power granted to Senior Agent and any Senior Secured Party hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted in this Agreement, or any Senior Document or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Agent and any Senior Secured Party, as applicable, from time to time, concurrently or independently and as often and in such order as Senior Agent and any Senior Secured Party, as applicable, may deem expedient. Any failure or delay on the part of Senior Agent or any Senior Secured Party in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Agent or any Senior Secured Party thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Agent or any Senior Secured Party hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto. This Agreement is of a continuing nature, and it shall continue in force until all the Senior Debt is Paid in Full and thereafter as provided in Section 11.

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10.           Amendments.

(a)          Modifications to Senior Documents. Senior Agent and Senior Secured Parties may at any time and from time to time without the consent of or notice to Subordinated Agent or any Subordinated Creditor, without incurring liability to Subordinated Agent or any Subordinated Creditor and without impairing or releasing the obligations of Subordinated Agent or any Subordinated Creditor under this Agreement, change any of the terms of, renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, increase, substitute, surrender, realize upon, modify, waive, alter, grant indulgences with respect to and otherwise deal with in any manner: all or any Senior Debt, all or any of the Senior Documents; all or any part of any Collateral or other property at any time securing all or any Senior Debt; or any Person at any time primarily or secondarily liable for all or any Senior Debt and/or any collateral and security therefor, all as if this Agreement and any interest that Subordinated Agent or any Subordinated Creditor has in such property did not exist; provided that, without the prior written consent of Subordinated Agent, Senior Agent and Senior Secured Parties shall not agree to any amendment, modification or supplement to, or waiver or departure from, the Senior Documents the effect of which is to (a) increase the Revolving Loan Commitment, the principal amount of the Term Loan or the principal amount of any DIP Financing in an amount that would cause the Senior Debt Limit to be exceeded, (b) increase the interest rate, unused line fee or letter of credit fee with respect to the Senior Debt by more than 200 basis points (except as a result of a change in the prime rate or other index set forth in the Senior Credit Agreement for the calculation of same), except in connection with the imposition of a default rate of interest and/or letter of credit fees of up to an additional 5.0% per annum in accordance with the terms of the Senior Documents, (c) extend the final maturity date of the Senior Debt beyond the final maturity date of the Subordinated Debt, ) (d) accelerate the amortization of any portion of the Senior Debt from the amortization currently set forth in the Senior Credit Agreement (other than accelerating the final maturity date as a result of a Senior Default (e) add a provision requiring amortization or reduction of the Revolving Loan Commitment not currently provided for under the Senior Documents, (f) add or make more restrictive any default or any covenant with respect to the Senior Debt or make any more restrictive change to any default or covenant, unless each applicable Obligor offers to make a corresponding amendment to the applicable Subordinated Debt Documents (g) prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Subordinated Debt in a manner that is more restrictive than the prohibitions and restrictions currently contained in the Senior Credit Agreement or (h) subordinate the Senior Debt to any other indebtedness, except for DIP Financing, and Permitted Liens (as defined in the Senior Credit Agreement) and indebtedness secured by such Permitted Liens.

(b)          Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither Subordinated Agent nor the Subordinated Creditors shall, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt, other than the imposition of a default rate of interest of up to an additional 2.0% per annum in accordance with the terms of the Subordinated Debt Document (as in effect on the date hereof), (b) accelerate the amortization of any portion of the Subordinated Debt from the amortization currently set forth in the Subordinated Loan Agreement, (c) add or make more restrictive any default, event of default or any covenant with respect to the Subordinated Debt or make any change to any default or any covenant which would have the effect of making such default or covenant more restrictive than currently set forth in the Subordinated Loan Agreement; provided, that if the Senior Documents are amended or otherwise modified to provide for additional covenants or events of default or to make more restrictive any existing covenants or events of default applicable to the Obligors, then Subordinated Agent and the Subordinated Creditors may, without the prior written consent of Senior Agent, amend the Subordinated Debt Documents to provide for such additional covenants or events of default or such more restrictive covenants or events of default, as the case may be, so long as, in each such case, any applicable cushion is maintained (determined on a percentage basis based on the relevant levels under the Senior Documents and the Subordinated Debt Documents on the date hereof), (d) change any redemption, put or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take or perfect any liens or security interests in any assets of any Obligor or any other obligor on the Subordinated Debt unless Senior Agent, on behalf of itself and the other Senior Secured Parties, also has a lien and security interest on such assets, (g) cause any Person to be obligated, whether primarily, secondarily or otherwise, on the Subordinated Debt other than the Obligors, unless such Person also becomes so obligated on the Senior Debt, (h) subordinate the Subordinated Debt to any other indebtedness except as provided herein, or (i) change or amend any other term of the Subordinated Agreements if such change or amendment would (1) result in a Default or Event of Default under the Senior Credit Agreement or any other Senior Document, (2) increase the obligation of any Obligor, or (3) confer additional material rights on Subordinated Agent or any Subordinated Creditor in any manner adverse to Senior Agent, any Senior Secured Party, or any Obligor, other than, in any case, as a result of an amendment permitted under clause (c) of this Section 10(b).

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11.          Payment Set Aside. If, after receipt of any payment or application of the proceeds of any Collateral to payment of all or any Senior Debt, Senior Agent or any Senior Secured Party is compelled to surrender or voluntarily surrenders such payment or proceeds to any Person, because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, declared to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible setoff, diversion of trust funds, or any other void or voidable transfer or payment, or because of any settlement or compromise of such claim, then this Agreement shall be reinstated and shall continue to be in full force and effect, as if such payment or proceeds had not been received by Senior Agent or such Senior Secured Party, notwithstanding any revocation thereof, or the surrender of any promissory note, or the return or cancellation of any instrument or document relating to the Senior Credit Agreement or any Senior Document. Without limiting the generality of the foregoing, the Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the holders of the Senior Debt, on the one hand, and the holders of the Subordinated Debt, on the other hand, even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such proceedings and the provisions hereof shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt or any agent, designee or nominee of such holder. This Section 11 shall survive the termination of this Agreement.

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12.          Waivers.

(a)           Subordinated Agent, on behalf of itself and each Subordinated Creditor, expressly waives all notice of the acceptance by Senior Agent or any Senior Secured Party of the subordination and other provisions of this Agreement and all other notices whatsoever not specifically required pursuant to the terms of this Agreement, and expressly waives reliance by Senior Agent and any Senior Secured Party upon the subordination and other agreements as herein provided. Subordinated Agent, on behalf of itself and each Subordinated Creditor, agrees that Senior Agent and each Senior Secured Party has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any Senior Document, or the collectability of any Senior Debt. Senior Agent and each Senior Secured Party shall be entitled to manage and supervise its loans to and affairs with any one or more of the Obligors in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Agent or any Subordinated Creditor may now or hereafter have in or to any of the assets of any one or more of the Obligors.

(b)          Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby waives, to the extent permitted by applicable law, any rights which any of them may have to object to, enjoin or otherwise obtain a judicial or administrative order preventing Senior Agent or any Senior Secured Party from taking, or refraining from taking, any action with respect to all or any part of the Collateral (including, without limitation, actions with respect to the creation, perfection or continuation of Liens in the Collateral and other security for the Senior Debt, actions with respect to the occurrence of any default or event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or other party), with respect to any of the Senior Documents or any other agreement related thereto, or the exercise of one or more rights or remedies thereunder, or with respect to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral and/or other security for the Senior Debt, the failure to enforce or collect any Senior Debt or Senior Document or exercise any rights or remedies thereunder or under applicable law. Subordinated Agent, on behalf of itself and each Subordinated Creditor, agrees that neither Subordinated Agent nor any Subordinated Creditor shall demand, request, plead or otherwise claim the benefit of, any marshaling, foreclosure, appraisement, valuation or any other right contemplated at law or in equity (whether or not relating to notice, diligence, presentment, demand, protest, setoff, reliance, defense, counterclaim or election) that may otherwise be available to Subordinated Agent or any Subordinated Creditor with respect to Senior Agent or any Senior Secured Party or any of their rights and remedies with respect to the Collateral. Without limitation of the foregoing, Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby agrees (a) that none of Subordinated Agent or any Subordinated Creditor has any right to direct or object to the manner in which Senior Agent or any Senior Secured Party applies proceeds of the Collateral resulting from the exercise by Senior Agent or any Senior Secured Party of rights and remedies under the Senior Documents to the Senior Debt and (b) that none of Senior Agent or any Senior Secured Party has assumed any obligation to act as the agent for Subordinated Agent or any Subordinated Creditor with respect to the Collateral except as expressly set forth below. In exercising rights and remedies with respect to the Collateral, Senior Agent and Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of commercial reasonableness. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, Senior Agent shall give Subordinated Agent such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

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13.           Information; Application of Payments. Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby assumes responsibility for keeping itself informed of the financial condition of each of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or the Subordinated Debt that diligent inquiry would reveal, and Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby agrees that Senior Agent and each Senior Secured Party shall have no duty to advise Subordinated Agent or any other Subordinated Creditor of information known to them regarding such condition or any such circumstances. In the event Senior Agent or any Senior Secured Party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Agent or any Subordinated Creditor, Senior Agent and such Senior Secured Party shall be under no obligation (a) to provide any such information to Subordinated Agent or such Subordinated Creditor on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any information that Senior Agent or such Senior Secured Party wishes to maintain as confidential. Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby (i) agrees that all payments received by Senior Agent or any Senior Secured Party may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, as Senior Agent or such Senior Secured Party, in its sole discretion, deems appropriate and (ii) assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of Collateral that may at any time secure the Senior Debt and to the addition or release of any Obligor or any other party or Person primarily or secondarily liable therefor. In the event Subordinated Agent or any Subordinated Creditor becomes obligated to make any payment to any one or more of the Obligors, Subordinated Agent, on behalf of itself and each Subordinated Creditor, hereby irrevocably agrees that, except as provided in Section 3 above, Subordinated Agent or such Subordinated Creditor shall make such payment in cash or cash equivalents in accordance with the terms of the respective agreements governing such obligations, and without setoff or counterclaim of any kind including any setoff against the Subordinated Debt.

14.           No Fiduciary Relationship. Subordinated Agent, on behalf of itself and each Subordinated Creditor, agrees that Senior Agent and each Senior Secured Party shall not be deemed or otherwise considered to be acting in any fiduciary capacity on behalf of Subordinated Agent or any Subordinated Creditor or the Subordinated Debt by virtue of this Agreement or otherwise.

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15.          Successors and Assigns. This Agreement shall be binding upon Subordinated Agent, each Subordinated Creditor, each Obligor and their respective heirs, personal representatives, successors and assigns, and shall be binding upon and inure to the benefit of Senior Agent, Senior Secured Parties and their respective successors and assigns. Subordinated Agent, on behalf of itself and each Subordinated Creditor, agrees not to sell, assign, pledge, grant a security interest in, dispose of or otherwise transfer all or any portion of any Subordinated Debt (i) without giving prior written notice of such action to Senior Agent, and (ii) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Agent an agreement identical to this Agreement (but mutatis mutandis), providing for the continued subordination and forbearance of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Agent and the Senior Secured Parties arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Subordinated Agent and each Subordinated Creditor. The Obligors shall not assign any of their rights or obligations under this Agreement without the prior written consent of Senior Agent and Subordinated Agent. This Agreement shall also inure to the benefit of each holder of Senior Debt that exists as a result of a refinancing of Senior Debt. Upon such event, each such other holder of Senior Debt shall be deemed to be Senior Agent for all purposes hereunder.

16.          Governing Law; Remedies. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES), AND ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. The parties hereto acknowledge that the provisions of this Agreement are unique and money damages may not provide an adequate remedy for any breach thereof, and each party may seek specific performance and other equitable remedies for any breaches under this Agreement.

17.          CONSENT TO JURISDICTION. SUBORDINATED AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR, AND THE OBLIGORS AGREE THAT ALL DISPUTES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND SUBORDINATED AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR, AND THE OBLIGORS WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, BUT SUBORDINATED AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR, AND THE OBLIGORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. SUBORDINATED AGENT, ON BEHALF OF ITSELF AND EACH SUBORDINATED CREDITOR, AND THE OBLIGORS WAIVE IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

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18.          MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

19.          Purchase Option.

(a)         Purchase Notice. Within ten (10) Business Days after the date (such 10- Business Day period being an “Exercise Period”), if any, that (i) Senior Agent delivers a notice to Subordinated Agent that the Senior Debt has been accelerated or that Senior Agent intends to commence enforcement action against a material portion of the Collateral as a result of then existing Senior Defaults or (ii) if Senior Agent has not given a notice of acceleration under clause (i) of this section, 90 days after Senior Agent has given a Senior Default Notice based on a Senior Payment Default (unless such notice shall have been rescinded by a further notice to Subordinated Agent), Subordinated Agent shall have the option to purchase from Senior Secured Parties all (but not less than all) of the Senior Debt (including any unfunded commitments) by giving a written notice (the “Purchase Notice”) to Senior Agent prior to the expiration of such Exercise Period. The Purchase Notice from Subordinated Agent to Senior Agent shall be irrevocable. If Senior Agent fails to give a Purchase Notice within an Exercise Period, its rights under this Section 19 shall be terminated with respect to the events described in the notice triggering such Exercise Period.

(b)         Purchase Option Closing. On the date specified by Subordinated Agent in the Purchase Notice, which shall not be less than three (3) Business Days nor more than five (5) Business Days after the receipt by Senior Agent of the Purchase Notice (the “PreClosing Period”), Senior Secured Parties shall sell to Subordinated Agent, and Subordinated Agent shall purchase from Senior Secured Parties, all of the Senior Debt (including any unfunded commitments). Notwithstanding anything in this Section 19 to the contrary, none of Senior Agent or the other Senior Secured Parties shall be precluded from (i) the exercise of any rights or remedies as a secured creditor or from seeking to obtain payment directly from any account debtor of any Obligor or the exercise of dominion and control over cash collateral, accounts, instruments, chattel paper, letters of credit, deposit accounts, securities accounts, payment intangibles and supporting obligations (as those terms are defined in the Uniform Commercial Code) with respect to any Senior Debt at any time (including during the Exercise Period or the Pre-Closing Period); provided that Senior Agent shall not, without the consent of the Subordinated Agent, exercise any additional rights and remedies during the Pre-Closing Period other than any demand that account debtors remit such accounts directly to Senior Agent for application to the Senior Debt or the filing of motions and other documents in any Proceeding or the pursuing of other rights and remedies that, in the sole discretion of Senior Agent, are necessary to prevent the loss or impairment of such rights or the diminution of the value or collectability of the Senior Debt or Collateral for such debt during such Pre-Closing Period or (ii) selling or otherwise disposing of the Senior Debt to any other person in accordance with the terms of the Senior Documents, provided that such third party agrees to be bound by this Agreement as to any sale occurring prior to the expiration of the Exercise Period. For the purposes of any Hedging Obligations or associated swaps or agreements, Senior Agent and the other Senior Secured Parties may deem the giving of any Purchase Notice as a default or event of default under the Senior Documents, and any swaps or other agreements governing Hedging Obligations. If the Subordinated Agent fails to close on its purchase on or before the date specified in the Purchase Notice and this Section 19, all rights of the Subordinated Agent under this Section 19 shall terminate.

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(c)         Purchase Price. Such purchase and sale shall be made by execution and delivery by Subordinated Agent of an Assignment Agreement in form and substance reasonably satisfactory to Senior Agent. Upon the date of such purchase and sale, Subordinated Agent shall (i) pay to Senior Secured Parties as the purchase price therefor the full amount of all the Senior Debt then outstanding and unpaid (including principal, interest, fees, LIBOR breakage or similar breakage amounts, and expenses, including financial examination and advisory expenses, appraisal fees and reasonable attorneys’ fees and expenses), (ii) furnish cash collateral to Senior Agent with respect to any outstanding letter of credit obligations in such amounts as are required under the Senior Documents, (iii) cash collateralize any Hedging Obligations that have not been terminated in a manner satisfactory to the applicable counterparties, (iv) agree to reimburse (or if required by Senior Agent, back by standby letters of credit or cash collateral in a manner satisfactory to Senior Agent) Senior Agent and Senior Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letter of credit obligations under the Senior Documents and Hedging Obligations as described above and any checks or other payments provisionally credited to the Senior Debt, and/or as to which Senior Agent and/or any Senior Secured Party has not yet received final payment, (v) agree to reimburse (or back by stand-by letters of credit or cash collateral in a manner satisfactory to Senior Agent) Senior Agent and Senior Secured Parties in respect of indemnification obligations of the Obligors under the Senior Documents as to matters or circumstances known to or determinable by Subordinated Agent which could result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Senior Agent and/or any Senior Secured Party, provided that, in no event will Subordinated Agent have any liability for such amounts under this clause (v) in excess of proceeds of Collateral received by Subordinated Agent, and (vi) obtain a customary release of Senior Agent and the Senior Secured Parties by all Obligors that are then parties to the Senior Documents of and from any further obligations under the Senior Documents and the release by the Subordinated Agent, on behalf of itself and Subordinated Creditors, of Senior Agent and the Senior Secured Parties of any further obligations under this Agreement. Such purchase price and cash collateral shall be remitted by wire transfer of immediately available funds to such bank account of Senior Agent as Senior Agent may designate in writing to Subordinated Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Subordinated Agent to the bank account designated by Senior Agent are received in such bank account prior to 2:00 p.m. Eastern time and interest shall be calculated to and including such Business Day if the amounts so paid by Subordinated Agent to the bank account designated by Senior Agent are received in such bank account later than 2:00 p.m. Eastern time.

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(d)          Nature of Sale. Such purchase of the Senior Debt shall be (i) made pursuant to agreements, documents and instruments reasonably satisfactory in form and substance to Senior Agent and the other Senior Secured Parties (including the releases and indemnities referred to in Section 19(c), (ii) expressly made without any representation or warranty of any kind by Senior Agent or Senior Secured Parties as to the Senior Debt or otherwise and without recourse to Senior Agent or Senior Secured Parties, except for representations and warranties as to the following: (A) the notional amount of the Senior Debt being purchased (including as to the principal of and accrued and unpaid interest on such Senior Debt, and fees and expenses in respect thereof), (B) that Senior Secured Parties own the Senior Debt free and clear of any liens created by Senior Agent, on behalf of itself and the other Senior Secured Parties, and (C) Senior Secured Parties have the full right and power to assign the Senior Debt and such assignment has been duly authorized by all necessary action by Senior Agent and Senior Secured Parties and (iii) upon the representation that Senior Agent and any other purchaser of the Senior Debt is eligible to be an assignee of the Senior Documents and to assume any unperformed obligations of Senior Agent and Senior Secured Parties thereunder. Upon the consummation of the purchase option described in this Section 19, all commitments on the part of Senior Agent and Senior Secured Parties to fund loans or provide Letters of Credit under the Senior Credit Agreement shall be terminated and extinguished. None of the Subordinated Agent or any Subordinated Creditor shall have any claim against Senior Agent or any Senior Secured Party for any remedies or actions taken by Senior Agent and Senior Secured Parties with respect to the Senior Debt or any Collateral securing such Senior Debt.

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20.          Miscellaneous. Subordinated Agent represents and warrants that all Subordinated Debt is owing only to, and is solely owned directly and beneficially by, Subordinated Creditors free and clear of all Liens, and that no Subordinated Creditor has previously assigned any interest in any Subordinated Debt. This Agreement may be changed, modified or waived only by a writing signed by Subordinated Agent and Senior Agent. All notices to be given under this Agreement must be in writing and shall be effective only when given at the addresses and to the attention of the Persons stated on the Address Schedule attached hereto, or at such other address or to the attention of such other Person as the recipient has designated after the date hereof in writing to the sending party. No party is obligated to give any other party any notices under this Agreement except as expressly set forth herein. Any communication or notice so addressed and mailed shall be deemed to be given (a) three (3) Business Days after deposit in the United States mails, with proper postage prepaid, (b) when sent after receipt of confirmation or answerback if sent by telecopy, or other similar facsimile transmission, (c) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. This Agreement may be executed and accepted in any number of counterparts, each of which shall be an original with the same effect as if the signatures were on the same instrument. The delivery of a copy of an executed counterpart of the signature page to this Agreement by telecopier or other electronic means (including by email) shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof that otherwise are lawful and valid shall remain in full force and effect. The provisions of this Agreement shall govern and control in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any Subordinated Notes, any Subordinated Debt Document or any other agreement, instrument or document to which Subordinated Agent or any Subordinated Creditor and any one or more of the Obligors is a party. The section headings of this Agreement are for convenience only and shall have no legal effect.

[signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the day and year first above written.

LOAN PARTIES:

Fusion NBS Acquisition Corp.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Fusion Telecommunications International, Inc.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Network Billing Systems, L.L.C.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	Executive Vice President

PingTone Communications, Inc.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Fusion BVX LLC

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President

Fidelity Access Networks, Inc.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

[Subordination Agreement]

Fidelity Access Networks, LLC

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Fidelity Connect LLC

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Fidelity Voice Services, LLC

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Fidelity Telecom, LLC

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

Apptix, Inc.

By:	/s/ Gordon Hutchins, Jr.
Name:	Gordon Hutchins, Jr.
Title:	President and Chief Operating Officer

 [Subordination Agreement]

Senior Agent:

East West Bank, in its capacity as Senior Agent

By:	/s/ Richard Vian
Name:	Richard Vian
Title:	Senior Vice President

SUBORDINATED AGENT:

Praesidian Capital Opportunity Fund III, LP, in its capacity as Subordinated Agent

By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

By:	/s/ Jason D. Drattell
Name:	Jason D. Drattell
Title:	Manager

[Subordination Agreement]

ADDRESS SCHEDULE

If to any Obligor, at:

c/o Fusion Telecommunications International, Inc.

420 Lexington Avenue, Suite 1718

New York, NY 10170

Facsimile: (212)972-7884

Attention: General Counsel

If to Senior Agent, at:

East West Bank
135 N. Los Robles Avenue
Pasadena, California 91101
Attention:  Telecommunications Lending
Telephone:  (626) 768-6816

with a copy to (which shall not constitute notice):

Sutherland Asbill & Brennan LLP

999 Peachtree Street, NE, Suite 2300

Atlanta, Georgia 30324

Attention: Christina Rissler

Telecopy: (404) 853-8183

If to Subordinated Agent, at:

Praesidian Capital Opportunity Fund III, LP

419 Park Avenue South

New York, NY 10016

Facsimile:   212-520-2601

Attention:   Jason D. Drattell

with a copy to (which shall not constitute notice):

Morrison Cohen LLP

909 Third Avenue

New York, NY 10022

Facsimile:   (917) 522-3168

Attention:   Stephen I. Budow, Esq.